Exhibit 99.1

Press Relations: Judy Curtis – jcurtis@saba.com – Tel. +1- 650 779-2790

Investor Relations: Peter Williams – pwilliams@saba.com – Tel. +1- 650 581-2599

Saba to Acquire Enterprise Learning Vendor THINQ

Combined Company Will Be Foremost HCM Solution Provider to Global Enterprises and Public Sector

REDWOOD SHORES, Calif. and BALTIMORE, Md. March 24, 2005 – Saba (NASDAQ : SABA), a leading provider of human capital management (HCM) solutions, today announced that it has signed a definitive agreement to acquire THINQ Learning Solutions, Inc, a privately-held Baltimore-based provider of enterprise learning management solutions.

The transaction has been approved unanimously by the Boards of Directors of both companies and is expected to close within 60 days, subject to customary closing conditions.

The acquisition of THINQ by Saba is expected to extend the company’s market leadership within the enterprise HCM industry. The expanded company would combine best practices and proven solutions across all vertical industries, both in the commercial and public sectors. Saba and THINQ offer proven HCM solutions that leverage customers’ existing ERP investments, and together Saba and THINQ have executed over 500 customer implementations in enterprises worldwide.

The combined management team would bring together the experience of two established and successful organizations. Ray Maskell, THINQ CEO, would become Saba’s President, Public Sector in charge of business operations for the federal, state, and local government sectors, including aerospace and defense, education, energy and utilities. Maskell would report to Bobby Yazdani, Saba Chairman and CEO.

“Saba and THINQ share complementary business models and Saba’s acquisition of THINQ will boost the number of Fortune 100 global enterprises we serve to 36. This is an opportunity for increased reach in key markets and geographies,” commented Bobby Yazdani, CEO and Chairman, Saba. “Together, Saba and THINQ will form the number one enterprise HCM provider to the public sector.”

“The collective experience of THINQ and Saba in the learning and knowledge management arena is unequaled,” said Ray Maskell, CEO and President, THINQ. “We look forward to working with the Saba team to serve our corporate and public sector customers as they integrate their learning and strategic HR objectives. Our combined organization will continue the tradition of innovation, customer choice and high value customer service.”

About Saba

Saba (NASDAQ: SABA) is a leading provider of human capital management (HCM) solutions enabling global organizations to increase the productivity and competency of people across their extended enterprise. Saba enables “The Aligned Enterprise”™ by providing an integrated management system to align, develop and measure people to organizational goals. Today, commercial and government organizations have licensed Saba for use by more than 8.1 million users. Customers include Alcatel, Bank of Tokyo-Mitsubishi, BMW, Cisco Systems, DaimlerChrysler, Deloitte Touche Tohmatsu, FedEx Kinkos, Medtronic, National Australia Bank, Novartis, Procter & Gamble, Scotiabank, Sprint, and Swedbank. Saba has received industry as well as customer recognition and was again named a leader in the Gartner 2004 e-Learning Suite “Magic Quadrant.”

Headquartered in Redwood Shores, California, Saba has 13 offices in five regions worldwide. For more information, please visit www.saba.com or call 877-SABA-101 or 650-779-2790.

About THINQ

THINQ Learning Solutions, Inc. is a leading provider of enterprise software for learning management, with deployment options for organizations ranging in size from 1,000 to over 100,000 employees. Over two hundred global organizations and government agencies use the THINQ TrainingServer™ Learning Management System (LMS) today to manage the business performance outcomes of their organizations’ enterprise learning activities. THINQ customers include the U.S. Navy, the Australian Defence Organisation, Siemens Medical and Lockheed Martin, among others.

THINQ is a private company headquartered in Baltimore, MD with operations in the United States, Canada, the U.K. and Australia. For more information, contact THINQ at (800) 869-9461 or +1 (410) 727-5112, or visit www.THINQ.com.

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All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to the likelihood and timing of the closing of the merger; the future leadership of Messrs. Yazdani and Maskell; the effects and benefits of the THINQ acquisition with respect to Saba’s position within the HCM industry and future opportunities for expansion in key markets and geographical areas, in particular the public sector; and the anticipated performance of the combined entity. These forward-looking statements are not guarantees of future results and are based on Saba’s current expectations, estimates and projections about the HCM industry, management’s beliefs, and certain assumptions made by Saba, all of which are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement, including, without limitation, risks associated with (1) the possibility that the THINQ acquisition may not be consummated; (2) the ability of Saba to successfully integrate the THINQ operations; (3) the availability of the continued leadership services of Messrs. Yazdani and Maskell; (4) the ability of Saba to effectively capitalize upon the opportunities afforded by the THINQ acquisition in order to strengthen its market leadership position and expand in key markets and areas; and (5) Saba’s future growth strategy, including the impact of acquisitions, mergers or other changes in business strategy.

Saba undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise. Further information on specific risk factors can be found in Saba’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended May 31, 2004 and its Quarterly Reports on Form 10-Q for the fiscal periods ended August 31, 2004, and November 30, 2004.

Saba, the Saba logo, and the marks relating to other Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. All other trademarks are the property of their respective owners.